NORCAL MUTUAL INSURANCE COMPANY Consolidated GAAP Financial Statements December 31, 2020 and 2019 (With Independent Auditors’ Report Theron)

NORCAL MUTUAL INSURANCE COMPANY Table of Contents Page Independent Auditors’ Report 3 - 4 Consolidated Financial Statements: Consolidated Balance Sheets 5 Consolidated Statements of Operations and Comprehensive Income (Loss) 6 Consolidated Statements of Policyholders’ Equity 7 Consolidated Statements of Cash Flows 8 - 9 Notes to Consolidated Financial Statements 10 - 51

KPMG LLP 1601 Market Street Philadelphia, PA 19103-2499 KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. Independent Auditors’ Report The Board of Directors Norcal Mutual Insurance Company: We have audited the accompanying consolidated financial statements of NORCAL Mutual Insurance Company. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive income (loss), policyholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors’ Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NORCAL Mutual Insurance Company and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

2 Other Matter U.S. generally accepted accounting principles require that 2019 and prior year incurred and paid claims development information in Note 6 to the consolidated financial statements be presented to supplement the basic consolidated financial statements. Such information, although not a part of the basic consolidated financial statements, is required by the Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the basic consolidated financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic consolidated financial statements, and other knowledge we obtained during our audit of the basic consolidated financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance. Philadelphia, Pennsylvania March 9, 2021

See accompanying notes to consolidated financial statements. 5 NORCAL MUTUAL INSURANCE COMPANY Consolidated Balance Sheets December 31, 2020 and 2019 (In thousands) 2020 2019 Investments: Fixed maturities, available for sale, at fair value 1,162,001$ 1,104,483$ Equity investments, fair value 377,235 306,065 Other investments 36,927 34,835 Short-term investments, at cost, which approximates fair value - 1,479 Total investments 1,576,163 1,446,862 Cash and cash equivalents 55,063 31,078 Accrued investment income 8,185 9,136 Deferred policy acquisition costs 11,774 4,080 Premiums receivable, net 83,265 90,896 Reinsurance receivable 94,634 89,331 Prepaid reinsurance premiums 174 470 Deferred tax asset, net - 17,624 Property and equipment, net 3,227 3,072 Federal income tax recoverable 230 21,082 Goodwill 30,214 30,214 Other intangible assets 2,072 4,153 Other assets 12,505 17,739 Total assets 1,877,506$ 1,765,737$ Liabilities: Losses and loss expenses 1,000,263$ 864,837$ Unearned premiums 184,809 197,484 Accrued expenses 16,014 20,083 Reinsurance balances payable 6,566 6,119 Other liabilities 31,927 48,701 Total liabilities 1,239,579 1,137,224 Policyholders' Equity: Accumulated other comprehensive income (loss) 37,552 23,971 Retained earnings 600,375 604,542 Total policyholders' equity 637,927 628,513 Total liabilities and policyholders' equity 1,877,506$ 1,765,737$ Assets Liabilities and Policyholders' Equity

See accompanying notes to consolidated financial statements. 6 2020 2019 Revenues: Net premiums earned $ 354,655 342,093 Investment income, net of investment expenses 37,043 41,477 Net realized investment gains (losses) : Net impairment losses recognized in earnings (2,393) (615) Other net investment gains 37,652 61,134 Total revenues 426,957 444,089 Expenses: Net losses and loss expenses 378,314 500,145 Amortization of deferred policy acquisition costs 31,330 37,627 Other underwriting expenses 33,370 75,584 Other expenses, net 670 14,464 Impairment of goodwill - 33,876 Total expenses 443,684 661,696 Loss before income tax expense (16,727) (217,607) Total income tax benefit (12,560) (29,173) Net loss (4,167) (188,434) Other comprehensive income, after tax, net of reclassification adjustments 13,581 34,835 Comprehensive income (loss) $ 9,414 (153,599) NORCAL MUTUAL INSURANCE COMPANY Consolidated Statements of Operations and Comprehensive Income (Loss) Years ended December 31, 2020 and 2019 (In thousands)

See accompanying notes to consolidated financial statements. 7 Consolidated Statements of Policyholders' Equity (In thousands) Accumulated Other Total Retained Comprehensive Policyholders' Earnings Income (Loss) Equity Balance, January 1, 2019 $ 792,976 (10,864) 782,112 Net loss (188,434) - (188,434) Other comprehensive income - 34,835 34,835 Balance, December 31, 2019 604,542 23,971 628,513 Net loss (4,167) - (4,167) Other comprehensive income - 13,581 13,581 Balance, December 31, 2020 $ 600,375 37,552 637,927 NORCAL MUTUAL INSURANCE COMPANY Years ended December 31, 2020 and 2019

(continued) See accompanying notes to consolidated financial statements. 8 2020 2019 Operating activities: Net loss $ (4,167) (188,434) Adjustments to reconcile net income (loss) to net cash used by operating activities: Depreciation and amortization, net 6,750 11,511 Increase in cash surrender value of Company owned life insurance (912) (939) Net realized investment gains (37,652) (61,134) Deferred income tax expense (benefit) 14,016 (8,550) Net impairment loss 4,432 48,456 Other (252) (1,495) Other changes in assets and liabilities: Accrued investment income 951 673 Deferred policy acquisition costs (7,694) 6,866 Premiums receivable, net 7,631 (15,800) Reinsurance receivable (5,303) (29,670) Prepaid reinsurance premiums 296 (99) Federal income tax recoverable (payable) 20,852 (20,357) Other assets (1,062) (2,999) Losses and loss expenses 135,426 226,212 Unearned premiums (12,675) 21,394 Accrued expenses (4,069) (1,697) Reinsurance balances payable 447 2,745 Other liabilities (17,706) 21,382 Net cash provided by operating activities 99,309 8,065 Investing activities: Proceeds from sales or maturities of: Fixed maturities, available for sale 456,184 439,421 Equity investments 264,321 233,819 Other investments 5,382 5,682 Short-term investments 39,440 4,956 Total investment proceeds 765,327 683,878 Purchases of: Fixed maturities, available for sale (481,803) (467,474) Equity investments (314,207) (188,172) Other investments (2,057) (26,775) Short-term investments (37,961) (2,903) Property and equipment (3,240) (5,632) Miscellaneous purchases (1,383) (4,025) Total investments purchased (840,651) (694,981) Net cash used by investing activities (75,324) (11,103) NORCAL MUTUAL INSURANCE COMPANY Consolidated Statements of Cash Flows Years ended December 31, 2020 and 2019 (In thousands)

See accompanying notes to consolidated financial statements. 9 Financing activities: Borrowed funds $ 60,000 - Repayment of funds borrowed (60,000) - Net cash provided (used) by financing activities - - Increase (decrease) in cash and cash equivalents 23,985 (3,038) Cash and cash equivalents: Beginning of year $ 31,078 34,116 End of year $ 55,063 31,078 Supplemental disclosure of cash flow information: Cash recovered during the year for income taxes $ 47,561 193 Consolidated Statements of Cash Flows (In thousands) Years ended December 31, 2020 and 2019 NORCAL MUTUAL INSURANCE COMPANY

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 10 (1) Summary of Significant Accounting Policies Organization and Business The consolidated financial statements of NORCAL Mutual Insurance Company (collectively referred to as the “Company” or “NMIC”) include the account balances and transactions of NMIC, and its insurance and non-insurance subsidiaries that are part of the Holding Company System. Its wholly owned subsidiaries include NORCAL Specialty Insurance Company (“NSIC”), Medicus Insurance Holdings, Inc. (“MIH”) and its wholly owned insurance subsidiary Medicus Insurance Company (“MIC”), Florida Doctors Holding Company, LLC (“FDH”) and its wholly owned insurance subsidiary FD Insurance Company (“FDIC”), NORCAL Management Company (“NMC”) and PPM Insurance Services, Inc. (“PIS”). The primary business of the Company is insuring, through its insurance subsidiaries, medical professional liability coverages to independent physicians, medical groups, and healthcare facilities. Coverage is offered primarily on a claims-made basis with minimal occurrence and tail coverage also provided. Products are marketed through agents and brokers, as well as on a direct basis. The Company operates in all 50 states and the District of Columbia. All insurance business of the Company is written by one of four admitted insurance carriers in the standard market or by its excess and surplus lines company, NSIC. NMIC and PIS control Preferred Physicians Medical Risk Retention Group, a Mutual Insurance Company (“PPM RRG”) through NMIC’s majority representation on PPM RRG’s Board of Directors and a management services agreement (“MSA”). PIS provides management and oversight services to PPM RRG through the MSA including the ability to make business decisions impacting the operations of PPM RRG. Although there is no direct ownership of PPM RRG by the Company, the Company controls the business written by PPM RRG and benefits from PPM RRG’s operations through a 100% reinsurance agreement. Entities which do not have sufficient equity at risk to allow the entity to finance its activities without additional financial support or in which the equity investors, as a group, do not have the characteristic of a controlling financial interest are referred to as variable interest entities (“VIE”). A VIE is consolidated by the variable interest holder that is determined to have the controlling financial interest (primary beneficiary) as a result of having both the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. The Company determines whether it is the primary beneficiary of an entity subject to consolidation based on a qualitative assessment of the VIE’s capital structure, contractual terms, nature of the VIE’s operations. and purpose and the Company’s relative exposure to the related risks of the VIE on the date it becomes initially involved in the VIE. The Company reassesses its VIE determination with respect to an entity on an ongoing basis. PPM RRG is considered a VIE whereby the Company has control over the activities that most significantly impact the economic performance of PPM RRG and is the primary beneficiary of its insurance operations through intercompany reinsurance. In addition, NMIC and PPM RRG have a $5,000 surplus note agreement which is the only source of capital for PPM RRG. The Company has consolidated the account balances and transactions of PPM RRG in the consolidated financial statements beginning with the date PIS was acquired.

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 11 On February 20, 2020, the Company announced the signing of a definitive agreement under which all companies of the Group would become a part of ProAssurance Corporation following the demutualization of NORCAL, the Group’s controlling party. The demutualization and the acquisition agreement are mutually contingent and are subject to required regulatory and policyholder approvals. Under the terms of the agreement, NORCAL’s demutualization will be followed by a tender offer from ProAssurance to purchase the stock of the demutualized company. ProAssurance will pay a base consideration of $450,000, with a contingent consideration of up to $150,000 payable in 2024 if ultimate loss estimates as of the acquisition date develop favorably relative to amounts specified in the acquisition agreement. The companies are targeting to close the transaction during the second quarter of 2021, subject to required approvals. Basis of Consolidation The consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), include the accounts of NMIC and those of wholly owned subsidiaries and controlled variable interest entities. All significant inter-company accounts and transactions are eliminated in consolidation. The terms “we,” “us,” “our” or the “Company” as used in the notes to our consolidated financial statements refer to the consolidated entity. Reclassifications Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on the reported consolidated statements of operations and comprehensive income (loss). Use of Estimates In preparing the consolidated financial statements, the Company makes estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates and revenues and expenses for the periods then ended. Actual results could differ from those estimates. The Company also makes estimates and assumptions that could have a significant effect on amounts and disclosures reported in the consolidated financial statements. The most significant estimates relate to the valuation of investments and the determination of liabilities for losses and loss expenses. Estimates for investments are based on the most readily determinable values and changes in values are recorded as further disclosed in subsequent notes. We regularly review methods for making estimates on the liability for losses and loss expenses as well as the continuing appropriateness of the estimated amounts, and we reflect any adjustment in the liability we consider necessary in current results of operations. While we believe our estimates are appropriate, the ultimate amounts may differ from the estimates provided. As a result of the COVID-19 pandemic, the Company will reevaluate certain of these estimates and assumptions at each reporting date which could result in material changes to its results of operations including, but not limited to, higher losses and loss adjustment expenses, lower premium volume, declines in investment valuations, deferred tax valuation allowances and increases in the allowances for premiums receivable and reinsurance receivables. To date, discounts or refunds of premium that have been granted to policyholders related to COVID-19 are the result of policy endorsements and therefore reflect a commensurate reduction in exposure to the Company. In addition, certain premium receivables have been deferred with extended due dates and payment plans, which will impact the timing of future cash flows but is not expected to significantly impact collectability. The extent to which the COVID-19 pandemic impacts the

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 12 Company's business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted. Investments Equity Investments Equity securities include common and preferred stocks and are carried at fair value. We recognize changes in fair value of equity securities during the period as other net realized investment gains or losses and include in current year net income in the consolidated statements of operations and comprehensive income (loss). Fixed Maturities We have designated all fixed maturity securities as available for sale ("AFS"). Fixed maturity securities are reported at fair value in our consolidated balance sheets, with changes in fair value during the period recognized in accumulated other comprehensive income (loss) ("AOCI"), net of tax. Convertible securities are measured and reported at fair value, with changes in fair value during the period reported as other net realized investment gains or losses and included in current year net income in the consolidated statements of operations and comprehensive income (loss). As such, the embedded securities are not separately accounted for as permitted under the Accounting Standards Codification (“ASC”) 815-15- 25-1. Convertible securities of $32,819 and $40,700 are classified as fixed maturity investments in the consolidated balance sheets at December 31, 2020 and 2019, respectively. Structured securities are measured and reported at fair value, with changes in fair value during the period reported as other net realized investment gains or losses and included in current year net income in the consolidated statements of operations and comprehensive income (loss). Structured securities of $64,045 and $71,005 are classified as fixed maturity investments in the consolidated balance sheets at December 31, 2020 and 2019, respectively. Other Investments Other investments include interests in limited partnerships (“LP” or “LPs”) and company owned life insurance (COLI). The fair value of the Company’s LP interests is based on their respective share of the net asset value of the fund. The Company recognizes changes in the NAV of its LP interests through net realized investment gains (losses) during the period of change. COLI is carried at the cash surrender value associated with the policies on the valuation date. Changes in the cash surrender value are recognized through other income or expenses during the period of change. All insured individuals were employed by the Company at the time the policies were acquired. The primary purpose of the program is to offset future employee benefit expenses through earnings on the cash value of the policies. The Company is the owner and beneficiary of these policies.

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 13 Short-term Investments Short-term investments, which have a maturity at purchase of one year or less, are primarily comprised of investments in U.S. Treasury obligations, commercial paper and money market funds. All balances are carried at cost which approximates fair value due to their short-term nature. Realized Gains and Losses Realized investment gains and losses on sales of fixed income and equity investments are primarily determined using the first-in, first-out basis for GAAP purposes. For certain mutual funds and exchange traded funds, realized investment gains and losses may be determined using the specific lot identification method to manage the impact of taxes. Other than Temporary Impairment The Company makes estimates concerning the valuation of investments and the recognition of other-than- temporary (“OTTI”) declines in the value of its investments. Available for sale investment securities are evaluated on at least a quarterly basis for the purpose of determining whether declines in fair value below recorded cost basis represent an OTTI. The Company considers an OTTI to have occurred if there is intent to sell the security, if it is more likely than not that the security will be required to be sold before full recovery of its amortized cost basis; or if the entire amortized basis of the security is not expected to be recovered. The assessment of whether the amortized cost basis of a security is expected to be recovered requires management to make assumptions regarding various matters affecting future cash flows. The choice of assumptions is subjective and requires the use of judgment. Actual credit losses experienced in future periods may differ from management’s estimates of those credit losses. For non-structured fixed maturities, the estimate of expected future cash flows is determined by projecting a recovery value and a recovery time frame and assessing whether further principal and interest will be received. NORCAL considers various factors in projecting recovery values and recovery time frames, including third-party research and credit rating reports, the current credit standing of the issuer, the extent to which the decline in fair value is attributable to credit risk specifically associated with the security or its issuer rather than interest rates or markets in general, assessments of external portfolio managers regarding the entity’s ability to meet its bondholder obligations and the manager’s rationale for holding the security, failure of the issuer of the security to make scheduled interest or principal payments, any changes to the rating of the security by a rating agency, and the amount and length of time the fair value has been below cost. For loan-backed and structured securities, NORCAL estimates the present value of the security’s cash flows using the effective yield of the security at the date of acquisition. Exclusive of securities where there is intent to sell or where it is not more likely than not that the security will be required to be sold before recovery of its amortized cost basis, OTTI for fixed maturities is evaluated by reviewing interest rate and spread changes to identify the credit component and non-credit components. Generally, the credit component of an OTTI is the difference between the security’s amortized cost basis and the present value of its expected future cash flows, while the non-credit component is the remaining difference between the security’s fair value and the present value of expected future cash flows.

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 14 We recognize OTTI, exclusive of non-credit OTTI, in earnings as a part of net realized investment gains (losses). In subsequent periods, any measurement of gain, loss or impairment is based on the revised amortized basis of the security. Non-credit OTTI on fixed maturities and declines in fair value of available for sale securities not considered to be other than temporary are recognized in AOCI. Fair Values of Financial Instruments Investments - Fair values of investment securities are primarily provided by independent pricing services. The pricing services provide an exchange-traded price, if available, or provide an estimated price determined using multiple observable inputs, including exchange-traded prices for similar assets. Management reviews valuations of securities obtained from the pricing services for accuracy based upon the specifics of the security, including class, maturity, credit rating, durations, collateral, and comparable markets for similar securities. Observable inputs may not be available for certain of the Company's investments, including corporate debt not actively traded, other asset-backed securities and investments in LPs. Management values the corporate debt not actively traded and the other asset-backed securities using our best estimate of what hypothetical market participants would use to determine a transaction price for the asset at the reporting date while also evaluating implied credit spread levels for reasonability. Management assigns value to certain investment funds, primarily LPs, based on the NAV of the interest held, as provided by the fund. Cash and Cash Equivalents Cash and cash equivalents include demand deposits and overnight investments. Securities Lending From time to time the Company engages in securities lending, whereby certain securities from its investment portfolio are loaned to other institutions for short periods of time. Initial collateral is required at a rate of 102% and 105% of the market value of a domestic loaned security and a foreign loaned security, respectively. The collateral is deposited by the borrower with a lending agent and is retained and invested by the lending agent to generate additional income according to the Company’s guidelines. The market value of the loaned securities is monitored on a daily basis, with additional collateral obtained or refunded as the market value of the loaned securities fluctuates. There were no outstanding loans as of December 31, 2020 or 2019. Revenue Recognition Insurance premiums are recognized as revenues pro rata over the terms of the policies, which are principally one year in duration. Management estimates probable uncollectible amounts through a charge to earnings and a related valuation allowance on the receivable asset. The estimate is based on an assessment of the collectability and current status of individual accounts. As of December 31, 2020, and 2019, the Company recorded an allowance for doubtful accounts against its outstanding premium receivable of approximately $327 and $295, respectively. Deferred Policy Acquisition Costs The Company defers its insurance subsidiaries’ policy acquisition costs, consisting primarily of commissions, premium taxes and certain other underwriting costs related directly to the successful acquisition of new or renewal insurance contracts. We amortize these deferred policy acquisition costs (“DPAC”) over the period in which our insurance subsidiaries earn the premiums. The method we follow in computing deferred policy

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 15 acquisition costs limits the amount of such deferred costs to their estimated realizable value, which gives effect to the premium to be earned, related investment income, losses and loss expenses and certain other costs we expect to incur as the premium is earned. Estimates in the calculation of DPAC have not shown material variability because of uncertainties in applying accounting principles or as a result of sensitivities to changes in key assumptions. Premium Deficiency Reserves Management evaluates the appropriateness of a premium deficiency reserve (“PDR”) when the amount of the anticipated losses, loss expenses, commissions and other acquisition and maintenance costs that have not previously been expensed are in excess of the recorded unearned premium reserve, future installment premiums and anticipated investment income on existing policies. The PDR balance is reported under other liabilities in the consolidated balance sheets. Changes in the PDR during the period are recognized in the consolidated statements of operations and comprehensive income (loss) as other underwriting expenses. At December 31, 2019 the company recorded a PDR of $25,732. Of this amount, $8,448 was used to write off DPAC, and the remaining $17,284 was recorded in other liabilities at December 31, 2019. At December 31, 2020, the Company determined that no PDR was required due to the improvement in 2020 coverage year losses relative to 2019. Liability for Losses and Loss Expenses The Company establishes its liability for losses and loss expenses based on estimates of the future amounts necessary to pay claims and expenses associated with the investigation and settlement of claims. The reserve for losses is determined on the basis of individual claims and payments thereon, as well as actuarially determined estimates of incurred but not reported (“IBNR”) losses. The liability for losses and loss expenses is determined after taking into consideration a variety of factors including premium rates, claims frequency and severity trends, historical paid and incurred loss development trends, the expected effect of inflation, general economic trends, the legal and political environment. Management updates and reviews the data underlying the estimation of the liability for losses and loss expenses each reporting period and makes adjustments to loss estimation assumptions to best reflect emerging data. Both internal and consulting actuaries perform an in-depth review of the liability for losses and loss expenses at least on a semi-annual basis using the loss and exposure data of the Company. Estimating casualty insurance reserves, and particularly long-tailed insurance reserves, is a complex process. Long-tailed insurance is characterized by the extended period of time between collecting the premium for insuring a risk and the ultimate payment of losses. For a high proportion of the risks insured, the period of time required to resolve a claim is often five years or more, and claims may be subject to litigation. Estimating losses for these long-tailed claims requires the Company to make and revise judgments and assessments regarding multiple uncertainties over an extended period of time. As a result, reserve estimates may vary significantly from the eventual outcome. Reserve estimates, and the assumptions on which these estimates are predicated, are regularly reviewed and updated as new information becomes available. Any adjustments necessary are reflected in the current operations. Due to the size of the Company’s liability for losses and loss expenses, even a small percentage adjustment to these estimates could have a material effect on earnings in the period in which the adjustment is made. The effect of adjustments made to reinsured losses is mitigated by the corresponding adjustment that is made to reinsurance recoveries. Thus, in any given year, the Company may make significant adjustments to gross losses that have little effect on its net losses.

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 16 DD&R Reserve The Company offers tail coverage to insureds upon death, disability, or retirement (“DD&R”) without requiring additional premiums. Assumptions included in the calculation of the DD&R reserve include the expected future premium to cover DD&R claims, the likelihood of an insured leaving the company due to death, disability, or retirement, expected future claims costs and inflation. These assumptions are applied to subsets of the Company’s insured population based on age, sex and number of years insured by the Company and then discounted to a current cost level. The amount of the DD&R reserve that was recorded as a component of unearned premium reserve was $38,951and $38,626 at December 31, 2020 and 2019, respectively. Reinsurance Receivables The Company enters into reinsurance agreements whereby other unaffiliated insurance entities (reinsurers) agree to assume a portion of the risk associated with certain policies issued by the Company. In return, the Company agrees to pay a premium to the reinsurer. The Company uses reinsurance to provide capacity to write larger limits of liability, to provide reimbursement for losses incurred under the higher limit coverages the Company offers and to provide protection against losses in excess of policy limits or extra contractual obligations arising from claims. Receivables from reinsurers on paid losses and loss expenses are the estimated amounts of losses and loss expenses already paid that will be recoverable from reinsurers. Receivables from reinsurers on unpaid losses and loss expenses is the estimated amount of future losses and loss expense payments that will be recoverable from reinsurers. Reinsurance recoveries are the portion of losses incurred during the period that recoverable from reinsurers. Premiums ceded under reinsurance contracts are a cost to the Company and are due to reinsurers according to the terms of the reinsurance agreement. Reinsurance contracts do not relieve the Company from its direct obligations to policyholders. The Company regularly evaluates the public ratings and financial condition of its reinsurers. Based on this evaluation, management believes the reinsurers are creditworthy and that any potential losses on these arrangements will not have a material impact on the financial results. Any amount determined to be uncollectible is written off in the period in which the uncollectible amount is identified. Income Taxes The Company files a consolidated federal income tax return. The Company evaluates tax positions taken on tax returns and recognizes positions in the consolidated financial statements when it is more likely than not that the position will be sustained upon resolution with a taxing authority. If recognized, the benefit is measured as the largest amount of benefit that has a greater than 50% probability of being realized. Uncertain tax positions are reviewed each period by considering changes in facts and circumstances, such as changes in tax law, interactions with taxing authorities and developments in case law, and adjustments would be made if considered necessary. Adjustments to unrecognized tax benefits may affect income tax expense and the settlement of uncertain tax positions may require the use of cash. Deferred federal income taxes arise from the recognition of temporary differences between the basis of assets and liabilities determined for financial reporting purposes and the basis determined for income tax purposes. Temporary differences principally relate to the liability for losses and loss expenses, unearned premium, DPAC, unrealized investment gains (losses) and basis differentials in fixed assets and investments.

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 17 Deferred tax assets and liabilities are measured using the enacted tax rates expected to be in effect when such benefits are realized. We review deferred tax assets quarterly for impairment. If management determines that it is more likely than not that some or all of a deferred tax asset will not be realized, a valuation allowance is recorded to reduce the carrying value of the asset. In assessing the need for a valuation allowance, management is required to make certain judgments and assumptions about future operations based on historical experience and information as of the measurement date regarding reversal of existing temporary differences, carryback capacity, future taxable income, including its capital and operating characteristics, and tax planning strategies. Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. Other Intangible Assets and Goodwill Intangible assets with definite lives are amortized over the estimated useful life of the asset. Amortizable intangible assets primarily consist of policyholder relationships, renewal rights, trade names and contract- based assets. Intangible assets with an indefinite life, primarily state licenses, are not amortized. All intangible assets are evaluated for impairment on an annual basis or upon the occurrence of certain triggering events or substantive changes in circumstances that indicate the fair value of the asset may be impaired. Contract-based intangible assets subject to amortization are comprised of fair value adjustments on loss and loss adjustment expense and unearned premium reserves. The method used calculated a risk adjustment to a risk-free discounted reserve that would, if reserves ran off as expected, produce results that yielded the assumed cost-of-capital on the capital supporting the loss reserves. The fair value adjustments are reported as other intangible assets on the consolidated balance sheets. Goodwill is recognized in conjunction with business acquisitions as the excess of the purchase consideration for the business acquisition over the fair value of identifiable assets acquired and liabilities assumed. The fair value of identifiable assets and liabilities, and thus goodwill, is subject to redetermination within a measurement period of up to one year. Management evaluates goodwill for impairment at least annually, upon the occurrence of certain triggering events or substantive changes in circumstances that indicate the fair value of goodwill may be impaired. Impairment of goodwill is evaluated at the reporting unit level. When testing goodwill for impairment, management has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the estimated fair value is less than its carrying amount. If management elects to perform a qualitative assessment and determines that an impairment is more likely than not, management is then required to perform the two-step quantitative impairment test, otherwise no further analysis is required. Management also may elect not to perform the qualitative assessment and, instead, proceed directly to the two-step quantitative impairment test. In the first step of a two-step quantitative impairment test, the fair value is determined using income and market approaches and is compared to its carrying value, as described above. The estimate of fair value derived from the income approach is based on the present value of expected future cash flows, including terminal value, utilizing a market based weighted average cost of capital determined for the Company. The estimate of fair value derived from the market approach is based on earnings multiple data derived from market information. The determination of fair value involves the use of significant estimates and assumptions, including revenue growth rates, operating margins, capital expenditures, working capital requirements, tax

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 18 rates, terminal growth rates, discount rates, comparable public companies and synergistic benefits available to market participants. If the carrying value exceeds fair value, the second step of the impairment test is performed for purposes of measuring the impairment of goodwill, if any. In the second step, the fair value is allocated to all of the assets and liabilities to determine an implied fair value of goodwill. If the carrying amount of the goodwill exceeds the implied fair value of goodwill, an impairment loss will be recognized in an amount equal to that excess. As a result of the quantitative impairment assessment performed in 2019, management concluded that the carrying amount of the goodwill and intangible assets exceeded the implied fair value as of December 31, 2019; therefore, goodwill and intangible assets were impaired $33,876 and $1,910 respectively at December 31, 2019. The goodwill and intangible assets remaining after impairment include those related to the acquisition of PIS only, as it was determined that this reporting unit was not impaired. The impairment charges during 2019 were reported as other expenses in the consolidated statements of operations and comprehensive income (loss). As of the most recent annual evaluation date on December 31, 2020, management elected to perform a qualitative goodwill impairment assessment for PIS as it continues to generate positive underwriting results. The goodwill and intangible assets at December 31, 2020 relate to the acquisition of PIS only, and it was determined that this reporting unit is not impaired. The following table provides additional information regarding goodwill and intangible assets: 2020 2019 2020 2019 2020 2019 Goodwill - non-amortizable $ 30,214 30,214 - - 30,214 30,214 Other intangibles - amortizable 49,800 49,800 (47,728) (45,647) 2,072 4,153 Total $ 80,014 80,014 (47,728) (45,647) 32,286 34,367 Gross carrying value amortization Accumulated Net carrying value

NORCAL MUTUAL INSURANCE COMPANY
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands)

Amortizable intangible assets include the following at December 31, 2020 and 2019:

		Gross Carrying Value		Accumulated Amortization		Net Carrying Value	
		2020	2019	2020	2019	2020	2019
Customer relationships	$	30,094	30,094	(28,022)	(25,941)	2,072	4,153
Trade name		2,164	2,164	(2,164)	(2,164)	-	-
Non-compete agreements		220	220	(220)	(220)	-	-
Contract assets		17,322	17,322	(17,322)	(17,322)	-	-
Total	$	49,800	49,800	(47,728)	(45,647)	2,072	4,153

Aggregate amortization expense on intangible assets was $2,081 and $5,009 for the years ended December 31, 2020 and 2019, respectively. Aggregate amortization expense for intangible assets is estimated to be $2,072 in 2021 and $0 thereafter.

Property and Equipment

Property and equipment is reported at cost less accumulated depreciation. Accumulated depreciation at December 31, 2019, prior to the impairment taken in 2019, amounted to $35,405. Accumulated depreciation at December 31, 2020, prior to the impairment taken in 2020, amounted to $2,124. Depreciation is computed over estimated useful lives using the straight-line method. Depreciation expense for the years ended December 31, 2020 and 2019 was $1,046 and $3,467, respectively.

As a result of the quantitative impairment assessments performed at December 31, 2020 and 2019 due to the decline in underwriting results, it was also determined that certain property and equipment was impaired under ASC 360 (Impairment or Disposal of Long-Lived Assets). The amount of impairment taken on property and equipment in 2020 and 2019 was $1,388 and $10,000, respectively, resulting in an ending reported balance comprising of property and equipment held by PIS only. The impairment charges during the period were reported as other expenses in the consolidated statements of operations and comprehensive income (loss).

Other Assets and Other Liabilities

Other assets primarily include the investments in a deferred compensation rabbi trust and are carried at fair value. These rabbi trust assets are related to other liabilities associated with funded deferred compensation agreements with employees and members of the Board of Directors. The rabbi trust assets consist entirely of cash equivalents and mutual funds with a total fair value of $9,371 and 12,126 as of December 31, 2020 and 2019, respectively.

The Company recognizes changes in the value of the rabbi trust assets as net realized investment gains (losses) during the period of change.

The Company records the liability for deferred compensation balances in other liabilities and the reported balance is determined based on the amount of elective deferrals and employer contributions adjusted for periodic changes in fair value of the participant balances based on the fund returns selected by the

19

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 20 participants. The change in fair values of these liabilities are reported through earnings. The other liability for deferred compensation balances amounted to $19,399 and $18,950 at December 31, 2020 and 2019, respectively. Recently Adopted Accounting Pronouncements In August 2018, FASB issued ASU 2018-13 that eliminates, modifies and adds certain disclosure requirements related to fair value measurements. The new guidance effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years, eliminates the requirements to disclose the transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for the timing of transfers between levels of the fair value hierarchy and the valuation process for Level 3 fair value measurements while it modifies existing disclosure requirements related to measurement uncertainty and the requirement to disclose the timing of liquidation of an investee's assets for investments in certain entities that calculate NAV. The new guidance also adds requirements to disclose changes in unrealized gains and losses included in AOCI for recurring Level 3 fair value measurements, as well as the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. An entity is permitted to early adopt any eliminated or modified disclosure requirements and delay adoption of the additional disclosure requirements until the guidance is effective. As of December 31, 2018, the Company has elected to early adopt the provisions that eliminate and modify certain disclosure requirements on a retrospective basis and adoption of these provisions had no material effect on results of operations, financial position or cash flows as it affected disclosures only. The Company adopted the additional disclosure requirements beginning January 1, 2020 and adoption did not have a material effect on results of operations, financial position or cash flows as it affected disclosures only. In August 2018, FASB issued ASU 2018-14 that modifies the disclosure requirements for defined benefit pension plans and other post-retirement plans. This ASU is effective for fiscal years beginning after December 15, 2021, with early adoption permitted on a retrospective basis to all periods presented. The new guidance adds requirements to disclose an explanation of the reasons for significant gains and losses related to changes in the benefit obligation for the period. The Company early adopted the guidance as of January 1, 2020. Adoption of the guidance had no material effect on results of operations, financial position or cash flows as it affected disclosures only. Accounting Pronouncements Not Yet Adopted In February 2016, the FASB issued ASU 2016-02 that requires a lessee to recognize for all leases (with the exception of short-term leases) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis, and a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. This ASU was effective for fiscal years beginning after December 15, 2019 and interim periods within annual reporting periods beginning after December 15, 2020. The FASB issued ASU 2019-10 in November 2019 and ASU 2020-05 in June 2020 both extending the effective dates. Therefore, this lease guidance is currently effective for annual reporting periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company plans to adopt the guidance beginning January 1, 2022 using a prospective application and plans to elect the transition option provided that allows companies to continue to apply legacy GAAP in comparative periods. Also, the Company plans to simultaneously elect the package of practical expedients permitted under the guidance, which allows the Company to carryforward its historical lease classification, its assessment on whether a contract is or contains a lease and its initial direct costs for any leases that exist prior to adoption of the new standard.

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 21 Furthermore, the Company plans to simultaneously elect to combine lease and non-lease components and to keep leases with an initial term of 12 months or less off the consolidated balance sheets and recognize the associated lease payments in the consolidated statements of income and comprehensive income (loss) on a straight-line basis over the lease term. The Company estimates approximately $3,700 that would be recognized upon adoption as total right-of-use assets and total lease liabilities on the consolidated balance sheets as of January 1, 2022 which relate entirely to the Company's real estate operating leases. Adoption of this guidance will not have a material impact on the Company's results of operation or cash flows. In June 2016, FASB issued ASU 2016-13 that replaces the incurred loss impairment methodology, which delays recognition of credit losses until a probable loss has been incurred, with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. Under the new guidance effective for fiscal years beginning after December 15, 2022, credit losses are required to be recorded through an allowance for credit losses account and the income statement reflects the measurement for newly recognized financial assets, as well as increases or decreases of expected credit losses that have taken place during the period. Credit losses on available for sale fixed maturity securities will be measured in a manner similar to current GAAP, although the new guidance requires that credit losses be presented as an allowance, rather than as a write-down of the asset, limited to the amount by which the fair value is below amortized cost. In addition, this guidance could impact receivables from reinsurers; however, the Company has not historically experienced material credit losses due to the financial condition of a reinsurer. In February 2020, the FASB issued ASU 2020-02 that further addressed the measurement of current expected credit losses and confirmed the delayed effective date for private companies until annual reporting periods beginning after December 15, 2022. The Company intends to adopt the guidance beginning January 1, 2023 and is in the process of evaluating the effect the new guidance would have on its results of operations and financial position. In January 2017, FASB issued ASU 2017-04 that simplifies the requirements to test goodwill for impairment for business entities that have goodwill reported in their financial statements. The guidance is effective for the fiscal years beginning after December 15, 2022, eliminates the second step of the impairment test which measures a goodwill impairment loss by comparing the implied fair value of a reporting unit's goodwill with the carrying amount. In addition, the guidance also eliminates the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment. The Company plans to adopt the guidance beginning January 1, 2023. Adoption is not expected to have a material effect on results of operations, financial position or cash flows. In August 2018, FASB issued ASU 2018-15 amending the new standard regarding accounting for implementation costs in cloud computing arrangements. The amended guidance effective for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. It substantially aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The Company plans to adopt the guidance beginning for annual period December 31, 2021 and interim periods beginning January 1, 2022. Adoption is not expected to have a material effect on results of operations, financial position or cash flows. In October 2018, FASB issued ASU 2018-17 amending guidance which improves the consistency of the application of the VIE guidance for common control arrangements. The amended guidance effective for a for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021 requires an entity to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety when determining whether a decision-making fee is a variable interest. The Company plans to adopt the guidance

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 22 beginning January 1, 2021. The Company does not have any material indirect interests held through related parties under common control; therefore, it is not expected that adoption will have a material effect on the results of operations, financial position, or cash flows. In December, 2019, FASB issued ASU 2019-12. Effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, the new guidance is intended to simplify various aspects related to accounting for income taxes. In addition, it removes certain exceptions to the general principles in the income tax guidance in the codification and also clarifies and amends existing guidance to improve consistent application. The Company plans to adopt the guidance beginning January 1, 2022, and adoption is not expected to have a material effect on the results of operations, financial position or cash flows. In January 2020, FASB issued ASU 2020-01. Effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, the FASB amended guidance that clarifies the accounting for the transition into and out of the equity method and measuring certain purchased options and forward contracts to acquire investments. The Company plans to adopt the guidance beginning January 1, 2022, and adoption is not expected to have a material effect on results of operations, financial position or cash flows. (2) Investments Available for sale fixed maturities at December 31, 2020 and 2019 included the following: 2020 Gross Gross Amortized unrealized unrealized cost gains losses Fair value Fixed maturities, available for sale U.S. Treasury obligations $ 118,818 4,600 (244) 123,174 States and political subdivisions 192,109 17,012 (26) 209,095 Foreign governments 11,807 797 - 12,604 Corporate debt 477,341 40,057 (1,682) 515,716 Loan-backed securities: . Residential 277,307 7,906 (519) 284,694 Commercial 15,793 964 (39) 16,718 Total $ 1,093,175 71,336 (2,510) 1,162,001

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 23 The recorded cost basis and fair value of available for sale fixed maturities at December 31, 2020, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Cash and securities with carrying values of $13,611 at December 31, 2020 were on deposit with various state insurance departments to meet regulatory requirements. The following tables provide summarized information with respect to investments held in an unrealized loss position at December 31, 2020 and 2019, including the length of time the investment had been held in a continuous unrealized loss position. 2019 Gross Gross Amortized unrealized unrealized cost gains losses Fair value Fixed maturities, available for sale U.S. Treasury obligations $ 83,105 1,536 (493) 84,148 States and political subdivisions 181,042 12,297 (105) 193,234 Foreign governments 9,603 431 - 10,034 Corporate debt 520,789 28,761 (1,248) 548,302 Loan-backed securities: Residential 250,012 6,554 (236) 256,330 Commercial 12,129 329 (23) 12,435 Total $ 1,056,680 49,908 (2,105) 1,104,483 Amortized cost Fair value Due in one year or less $ 46,879 47,950 Due after one year through five years 403,419 429,228 Due after five years through ten years 300,244 325,007 Due after ten years 49,534 58,404 Loan-backed securities 293,099 301,412 Total $ 1,093,175 1,162,001

NORCAL MUTUAL INSURANCE COMPANY
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands)

	2020					
	Less than 12 months		12 months or more		Total	
	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses
Fixed maturities, available for sale						
U.S. Treasury obligations	$ 22,398	(244)	-	-	22,398	(244)
States and political subdivisions	3,032	(26)	-	-	3,032	(26)
Foreign governments	-	-	-	-	-	-
Corporate debt	40,497	(1,143)	5,651	(539)	46,148	(1,682)
Loan-backed securities:						
Residential	37,639	(355)	5,180	(164)	42,819	(519)
Commercial	1,698	(39)	-	-	1,698	(39)
Total	$ 105,264	(1,807)	10,831	(703)	116,095	(2,510)

	2019					
	Less than 12 months		12 months or more		Total	
	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses	Fair value	Gross unrealized losses
Fixed maturities, available for sale						
U.S. Treasury obligations	$ 29,221	(493)	-	-	29,221	(493)
States and political subdivisions	7,606	(105)	-	-	7,606	(105)
Foreign governments	-	-	-	-	-	-
Corporate debt	64,094	(842)	7,588	(406)	71,682	(1,248)
Loan-backed securities:						
Residential	32,711	(206)	1,823	(30)	34,534	(236)
Commercial	3,539	(15)	729	(8)	4,268	(23)
Total	$ 137,171	(1,661)	10,140	(444)	147,311	(2,105)

Each quarter, the Company performs a detailed analysis for the purpose of assessing whether any of the securities it holds in an unrealized loss position has suffered an OTTI. Based upon our analysis of general market conditions and other underlying factors impacting these securities, we considered these declines in value at December 31, 2020 and 2019 to be temporary, other than the OTTI specifically reported in the consolidated statements of operations and comprehensive income (loss). A detailed discussion of the factors considered in the assessment is included in Note 1.

24

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 25 The cost and fair value of the Company’s equity securities at December 31, 2020 and 2019 were as follows: Other Investments Other investments include interests in LP investments and company owned life insurance (COLI). The Company’s interest in its LP investments are less than 5% in all instances, and therefore, the Company does not have the ability to exert significant influence of its LP investments. The carrying value of LP investments is based on the NAV provided and is considered to approximate fair value. Carrying values of the LP investments was $26,918 and $27,738 at December 31, 2020 and 2019, respectively. The amount of unfunded commitments related to these investments as of December 31, 2020 and 2019 was $1,638 and $1,643, respectively. The carrying value of COLI is equal to the cash surrender value associated with the policies on the valuation date, which approximates fair value. The carrying value of COLI was $10,009 and $7,097 as of December 31, 2020 and 2019, respectively. Net Investment Income Net investment income by investment category was as follows: 2020 2019 Cost 323,183$ 264,187$ Gross unrealized gains 55,049 43,693 Gross unrealized losses (997) (1,815) Fair value 377,235$ 306,065$ 2020 2019 Investment income: Fixed maturities $ 34,587 37,560 Equities 6,075 9,113 Other investments 1,398 786 Cash and short-term investments 1,156 376 Investment fees and expenses (6,173) (6,358) Net investment income $ 37,043 41,477 Year Ended

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 26 Net Realized Investment Gains (Losses) The following table provides detailed information regarding net realized investment gains (losses): (3) Fair Values of Financial Instruments The Company reports their investments in a three-level hierarchy that ranks the quality and reliability of inputs, or assumptions, used in the determination of fair value and requires financial assets and liabilities carried or disclosed at fair value to be classified and disclosed in one of the following three categories: Level 1 Represents quoted prices in active markets for identical assets and liabilities. For the Company, Level 1 inputs are generally quotes for securities actively traded in exchanges. Level 2 Inputs include quoted prices for similar assets or liabilities in active markets or over-the-counter markets, quoted prices from those willing to trade in markets that are not active or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such 2020 2019 Total OTTI losses Equity securities $ (425) - Fixed Maturities (1,968) (615) Net impairment losses recognized in earnings $ (2,393) (615) Gross Realized Gains: Fixed Maturities, available for sale $ 18,491 14,297 Equity Investments 14,727 4,994 Short Term Investments 6 1 Other Investments 53 11 33,277 19,303 Gross Realized Losses: Fixed Maturities, available for sale 3,671 2,512 Equity Investments 4,053 1,739 Short Term Investments - 1 Other Assets 681 1,697 8,405 5,949 Change in Unrealized Holding gains (losses): Convertible and structured securities, available for sale 1,899 714 Equity Investments 11,035 45,187 Other Investments (636) 163 Other Assets 482 1,716 12,780 47,780 Other Net Realized Investment (losses) Gains $ 37,652 61,134 Year Ended

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 27 inputs include, but are not limited to, market interest rates and volatilities, spreads and yield curves. Level 3 The reporting entity’s own assumptions about market participant assumptions based on the best information available in the circumstances (non-observable inputs). For the Company, Level 3 inputs are used in situations where little or no Level 1 or 2 inputs are available or are inappropriate given the particular circumstances. Level 3 inputs include results from pricing models for which some or all of the inputs are not observable, discounted cash flow methodologies, single non-binding broker quotes and adjustments to externally quoted prices that are based on management judgment or estimation. The Company had no Level 3 investments at fair value as of December 31, 2020 or 2019. Fair values of assets measured at fair value on a recurring basis as of December 31, 2020 and 2019 are shown in the following tables. Where applicable, the tables also indicate the fair value hierarchy of the valuation techniques utilized to determine those fair values. For some assets, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. When this is the case, the asset is categorized based on the level of the most significant input to the fair value measurement. Assessments of the significance of a particular input to the fair value measurement require judgment and consideration of factors specific to the assets being valued. Total Level 1 Level 2 Fair Value Assets: Fixed maturities, available for sale: U.S. Treasury obligations $ 123,174 - 123,174 States and political subdivisions - 209,095 209,095 Foreign governments - 12,604 12,604 Corporate debt - 515,716 515,716 Loan-backed securities: Residential - 284,694 284,694 Commercial - 16,718 16,718 Equity investments: Common stock 372,761 - 372,761 Preferred stock - 4,474 4,474 Total $ 495,935 1,043,301 1,539,236 Assets carried at NAV, which approximates fair value and which are not categorized within the fair value hierarchy, reported as a part of: Other investments, LPs 26,918 Total $ 1,566,154 Fair Value Measurement Using 2020

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 28 Below is a summary description of the valuation methodologies primarily used by the pricing services for securities in the Level 2 category, by security type: Fixed maturities include state and minicipal bonds, corporate debt with multiple observable inputs and other asset-backed securities. These securities are valued using the respective valuation methodologies discussed below for each security type. State and municipal bonds within Level 2 are valued using a series of matrices that considered credit ratings, the structure of the security, the sector in which the security falls, yields and contractual cash flows. Valuations are further adjusted, when necessary, to reflect the expected effect on fair value of recent significant economic or geographic events or ratings changes. Corporate debt within Level 2 are valued based on pricing from the Company’s custodian bank, which is derived from a third party, nationally recognized pricing service. Many of the Company’s corporate holdings are actively traded to the extent that the pricing model can closely estimate a fair value by using very recent open market transactions for the security. Loan-backed securities within Level 2 are valued using a pricing matrix which considers the issuer type, coupon rate and longest cash flows outstanding. The matrix used is based on the most recent available Total Level 1 Level 2 Fair Value Assets: Fixed maturities, available for sale: U.S. Treasury obligations $ 84,148 - 84,148 States and political subdivisions - 193,234 193,234 Foreign governments - 10,034 10,034 Corporate debt - 548,302 548,302 Loan-backed securities: Residential - 256,330 256,330 Commercial - 12,435 12,435 Equity investments: Common stock 300,623 - 300,623 Preferred stock - 5,442 5,442 Total $ 384,771 1,025,777 1,410,548 Assets carried at NAV, which approximates fair value and which are not categorized within the fair value hierarchy, reported as a part of: Other investments, LPs 27,738 Total $ 1,438,286 Fair Value Measurement Using 2019

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 29 market information. Agency and non-agency collateralized loan obligations are both valued using models that consider the structure of the security, current and historical information regarding prepayment speeds, ratings and ratings updates and current and historical interest rate and interest rate spread data. Other asset-backed securities within Level 2 are valued using models that consider the structure of the security, monthly payment information, current and historical information regarding prepayment speeds, ratings and ratings updates, and current and historical interest rate and interest rate spread data. Spreads and prepayment speeds consider collateral type. Other assets in the Rabbi Trust consist of cash equivalents and mutual funds. The total fair value of the Rabbi Trust assets consisting of both cash equivalents and mutual funds was $9,371 and $12,126 as of December 31, 2020 and 2019 respectively and are categorized as a Level 1 valuation. Fair Values Not Categorized – NAV Practical Expedient At December 31, 2020 and 2019, our LP investments measure net assets on a recurring basis and provide a NAV for the Company’s interest. The carrying value of these interests is based on the NAV provided and is considered to approximate the fair value of the interests. Financial Instruments - Methodologies Other Than Fair Value The carrying value of COLI is equal to the cash surrender value associated with the policies on the valuation date, which approximates fair value. Changes in the cash surrender value are recognized through other income or expense during the period of change. (4) Deferred Policy Acquisition Costs Changes in deferred policy acquisition costs are as follows: The Company recorded a premium deficiency reserve at December 31, 2019 and $8,448 of DPAC was written off against the premium deficiency reserve, so the net balance of DPAC was reduced to $4,080 at December 31, 2019. This reduction in the DPAC during 2019 was reflected as other expenses in the consolidated statements of operations and comprehensive income (loss). In 2020, there was no write off of DPAC. 1. (5) Reinsurance The Company purchases reinsurance from third-party reinsurers in order to reduce its net exposure to losses, to provide capacity to write larger limits of liability, to provide reimbursement for losses incurred 2020 2019 Balance, January 1 $ 4,080 10,946 Acquisition costs deferred 39,024 39,209 Amortization charged to earnings (31,330) (37,627) Written off - (8,448) Balance, December 31 $ 11,774 4,080

NORCAL MUTUAL INSURANCE COMPANY
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands)

under the higher limit coverages the Company offers and as a mechanism for providing custom insurance solutions. The Company also uses reinsurance arrangements as a mechanism for sharing risk with their affiliates.

In 2020 and 2019, the primary reinsurance agreement consisted of a traditional excess coverage for physicians and hospitals with a retention of $3,000 per occurrence up to a maximum limit of $10,000. This layer of coverage includes clash events, extra contractual obligations and claims that may be paid in excess of policy limits. Above this traditional excess cover there is an additional excess catastrophe layer up to a maximum limit of $30,000. The Company also offers insurance policies with higher primary limits from $2,000 to $12,000 and these limits are reinsured on a 100% quota share basis through unaffiliated reinsurers. In addition to the excess agreements, the Company maintains active agreements with various reinsurers for awards made coverage, which covers claims reported in 2015 and prior years on a runoff basis; this coverage only applies to FDIC claims reported prior to its acquisition by NMIC.

The effects of external reinsurance on written and earned premium for the years ended December 31, 2020 and 2019 were as follows:

		2020		2019	
		Written	Earned	Written	Earned
Direct premiums	$	359,876	370,396	370,785	354,155
Ceded premiums		(15,446)	(15,741)	(12,161)	(12,062)
Net premiums	$	344,430	354,655	358,624	342,093

The effects of external reinsurance on losses and loss expenses incurred for the years ended December 31, 2020 and 2019 were as follows:

		2020	2019
Direct Loss and loss expenses	$	393,632	532,860
Reinsurance recoveries		(15,318)	(32,715)
Net loss and loss expenses incurred	$	378,314	500,145

At December 31, 2020, the net total amounts due from external reinsurers was $88,068 (receivables related to paid and unpaid losses and loss expenses and prepaid reinsurance premiums, less reinsurance premiums payable). No single reinsurer had an individual balance which was material.

At December 31, 2020 and 2019, reinsurance recoverables totaling approximately $12,986 and $11,947, respectively, were collateralized by letters of credit or funds withheld in the event that unauthorized reinsurers are unable to meet their obligations. The Company had no allowance for credit losses related to its reinsurance receivables at December 31, 2020 and 2019 as all reinsurance balances were considered

30

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 31 collectible. During the years ended December 31, 2020 or 2019, no reinsurance balances were written off for credit reasons. (6) Liability for Losses and Loss Expenses The liability for losses and loss expenses is established based on estimates of individual claims and actuarially determined estimates based on the Company’s past loss experience, available industry data and projections as to frequency, severity, inflationary trends and settlement patterns. The process of establishing an appropriate liability for losses and loss expenses is an inherently uncertain process. Estimating the liability for losses and loss expenses requires the Company and its actuaries to make and revise judgments and assessments regarding multiple uncertainties over an extended period of time. As a result, the liability estimate may vary considerably from the eventual outcome. The assumptions used in establishing liabilities for losses and loss expenses are regularly reviewed and updated by management as new data becomes available. Changes to estimates of previously established reserves are included in earnings in the period in which the estimate is changed. Activity in the liability for losses and loss expenses is summarized as follows: 2020 2019 Balance, beginning of year $ 864,837 638,625 Less reinsurance recoverable on unpaid losses and loss expenses (78,443) (53,422) Net balance, beginning of year 786,394 585,203 Incurred losses related to: Current year 374,727 356,770 Prior year 3,587 143,375 Total 378,314 500,145 Paid related to: Current year (31,882) (34,568) Prior year (218,107) (264,386) Total Paid (249,989) (298,954) Net balance, end of year 914,719 786,394 Plus reinsurance recoverable on unpaid losses and loss expenses 85,544 78,443 Balance, end of year $ 1,000,263 864,837

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 32 As discussed in Note 1, establishing liability estimates for losses and loss expenses is complex and requires the use of many assumptions. As time passes and ultimate losses for prior years are either known or become subject to a more precise estimation, the Company increases or decreases the estimates established in prior periods. In 2020, the net unfavorable reserve development in prior coverage years of $3,587 (primarily 2014, 2016 & 2018) is due to generally higher than expected severity in those years and across certain jurisdictions. In 2019, the more significant net unfavorable reserve development in prior coverage years of $143,375 (primarily 2016 to 2018) was due to recognition of industry trends in jurisdictions where tort reform measures previously enacted have been challenged resulting in increases in the maximum amount of damages allowed. In addition, other socio/economic factors affecting settlement expectations were at work, thus resulting in higher severity levels in the more recent coverage years. Finally, changes in NORCAL’s mix of business and growth in certain jurisdictions and specialties have resulted in higher than anticipated severity on claims made policies. The Company believes that the methods it uses to establish the liability for losses and loss expenses are reasonable and appropriate. The Company uses internal actuaries to establish the liability for losses and loss expenses and also engages consulting actuaries to review the Company’s claims data and provide observations regarding cost trends, rate adequacy and ultimate loss costs. The Company considers the views of the actuaries, as well as other factors, such as changes in frequency and severity of claims, loss retention levels and premium rates, in establishing the amount of its liability for losses and loss expenses. The statutory filings of each insurance company with the insurance regulators must be accompanied by a consulting actuary's certification as to their respective liabilities. The Company compiles its liability for losses and loss expenses by coverage year, which is the year in which the claim becomes its liability. As claims are incurred (reported) and claim payments are made, they are aggregated by coverage year for analysis purposes. The Company also compiles its liability for losses and loss expenses by reserve type: case reserves and incurred but not reported IBNR reserves. Case reserves are established by the claims department based upon the particular circumstances of each reported claim and represent the Company’s estimate of the future loss payments (often referred to as expected losses) that will be paid on reported claims. Case reserves are decreased as claim payments are made and are periodically adjusted upward or downward as estimates regarding the amount of future losses are revised; a reported loss for an individual claim equates to the case reserve at any point in time, plus the claim payments that have been made to date. IBNR represent an estimate, in the aggregate, of future development on losses and loss expenses that have been reported to the Company, plus an estimate of losses and loss expenses that have been incurred but not reported. IBNR reserves are not estimated directly, but are calculated by subtracting claim payments to-date and case reserves as of the evaluation date from the projected ultimate losses. In addition to setting the initial liability for the current coverage year, each period the Company reassesses the amount of liability required for prior coverage years. The basis of the Company’s reserve re-estimation process is an actuarial analysis that is performed by both the internal and consulting actuaries. This detailed analysis projects ultimate losses based on segments which include line of business, geography, coverage and accident year. The procedure uses the most representative data for each segment, capturing its unique patterns of development and trends. The Company believes that the use of a consulting actuary provides an independent view of the loss data, as well as a broader perspective on industry loss trends. The analysis performed by the consulting actuaries analyzes each segment of the business in a variety of ways and uses multiple actuarial methodologies in performing these analyses, including: Bornhuetter- Ferguson (Paid and Reported) Method, Paid Development Method, Reported Development Method, Frequency Severity Method and the Hindsight Severity Method. Generally, methods such as the Bornhuetter-

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 33 Ferguson and the Frequency Severity Method are used on more recent coverage years where there is less data available on which to base the analysis. As time progresses and an increased amount of data is available for a given coverage year, management gives more confidence to the development and average methods, as these methods typically rely more heavily on the Company’s own historical data. These methods emphasize different aspects of loss reserve estimation and provide a variety of perspectives for the Company’s decisions. Some of the methodologies utilized to estimate the ultimate losses for each segment of the liability consider the actual amounts paid. Paid data is particularly important when a large portion of known claims have been closed, as is the case for older coverage years. In selecting a point estimate for each segment, management considers the extent to which trends are emerging consistently for all segments and known industry trends. Thus, actual, rather than estimated severity trends, are given more consideration. If actual severity trends are lower than those estimated at the time that liabilities were previously established, the recognition of favorable development is indicated. This is particularly true for older coverage years where actuarial methodologies give more weight to actual loss costs (severity). The various actuarial methods discussed above are applied in a consistent manner from period to period. In addition, the Company performs statistical reviews of claims data such as claim counts, average settlement costs and severity trends when establishing the reserve. The Company creates a claim file for a policy at the claimant level by type of coverage and recognizes one count for each claim event. In the medical professional line of business where it is common for multiple parties to claim damages arising from a single event, the Company recognizes one count for each claimant involved in the event. Reported claim counts include counts that may or may not result in a payment. Claim counts are accumulated and reported by line of business. Selected point estimates of ultimate losses are utilized to develop estimates of ultimate losses recoverable from reinsurers, based on the terms and conditions of the Company’s reinsurance agreements. An overall estimate of the amount receivable from reinsurers is determined by combining the individual estimates. The Company’s net liability estimate is the gross reserve point estimate less the estimated reinsurance recovery. The Company establishes its liability and manages claims activity by coverage, product or line of business and various categories of reserves having similar characteristics. Therefore, the Company has disaggregated these liability categories into several groups that provide a more meaningful view of the amount, timing and uncertainty of cash flows arising from the liability. At the same time, these groups present a disaggregated view of the major elements of the overall loss reserve liability. The groups include medical professional liability claims-made, medical professional liability occurrence/tail and PPM RRG. Medical professional liability claims are disaggregated into those claims covered by claims-made policies and those claims covered by occurrence/tail policies. For claims-made policies, the insured event generally becomes a liability when the event is first reported to the insurer. For occurrence/tail policies, the insured event becomes a liability when the event takes place, even if unknown at that time. Claims-made coverage has a short reporting pattern, with virtually all claims known shortly after the end of the policy period. Occurrence/tail coverage claims can have an extended reporting pattern, with the time from the loss event until the filing of the claim often measured in years, at which point the claims resolution process begins. Although the resolution process and time frame is similar once a claim is reported, combining claims from claims-made and occurrence/tail coverage types would result in distortion due to the difference in reporting lag.

NORCAL MUTUAL INSURANCE COMPANY
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands)

Finally, claims arising from PPM RRG are claims entirely related to the Anesthesiology specialty and are disaggregated since claims are handled by a separate claims team and reviewed by a different consulting actuary than the rest of the Company's claims data.

The following tables present information about incurred and paid claims development as of December 31, 2020, net of reinsurance, as well as cumulative claim frequency and the total of IBNR reserves plus expected development on reported claims that our insurance subsidiaries included within their net incurred claims amounts. The tables include unaudited information about incurred and paid claims development for the years ended December 31, 2011 through 2019, which we present as supplementary information.

The Company has elected to present reserve history for acquired entities in all periods shown in the tables below, including periods prior to acquisition (retrospective approach).

Claims Made

	Incurred Losses and Allocated Loss Expenses, Net of Reinsurance										December 31, 2020	
	Years Ended December 31,											
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020		Cumulative Number
Coverage Year					Unaudited						IBNR	of Reported Claims
2011	$222,402	$211,931	$200,003	$191,517	$182,582	$184,199	$180,137	$179,178	$178,171	$ 178,031	$ 54	3,213
2012		231,747	220,692	206,648	200,285	195,525	196,089	194,908	194,936	194,196	164	3,253
2013			229,655	226,845	221,684	212,121	211,585	213,701	207,992	211,044	1	3,765
2014				235,873	220,651	220,466	221,030	219,092	226,822	237,082	1,082	4,067
2015					242,480	219,474	213,024	211,476	240,212	241,792	1,161	4,004
2016						212,336	199,120	205,843	245,349	254,276	(3,737)	4,346
2017							197,462	185,440	220,285	221,992	(12,500)	4,182
2018								207,147	243,117	230,757	(10,901)	4,199
2019									270,086	268,887	63,786	4,553
2020										249,523	193,513	3,447
Total										2,287,580		

	Cumulative Paid Losses and Allocated Loss Expenses, Net of Reinsurance									
	Years Ended December 31,									
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Coverage Year					Unaudited					
2011	$ 11,121	$ 56,646	$110,413	$136,496	$158,335	$170,920	$174,156	$174,011	$175,954	$ 176,516
2012		12,607	70,284	123,136	152,493	171,285	180,076	189,992	192,115	192,775
2013			15,151	80,426	137,993	167,184	188,093	192,267	201,866	205,976
2014				15,908	74,702	138,827	178,147	209,617	221,092	229,079
2015					20,186	72,197	146,294	189,860	214,577	226,973
2016						18,365	83,395	161,647	207,656	228,810
2017							15,699	79,334	147,047	170,639
2018								19,877	77,959	130,480
2019									19,470	75,859
2020										17,810
Total										1,654,917
All outstanding liabilities before 2011, net of reinsurance										1,327
Liabilities for losses and loss expenses, net of reinsurance										$ 633,990

34

NORCAL MUTUAL INSURANCE COMPANY
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands)

Occurrence

	Incurred Losses and Allocated Loss Expenses, Net of Reinsurance										December 31, 2020	
	Years Ended December 31,											
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020		Cumulative Number
Coverage Year	Unaudited										IBNR	of Reported Claims
2011	$ 19,440	$ 14,234	$ 13,542	$ 10,193	$ 8,881	$ 8,189	$ 7,290	$ 6,620	$ 6,821	$ 7,278	$ 112	135
2012		17,411	15,911	13,938	11,163	11,088	12,072	11,005	11,417	10,923	405	187
2013			20,201	18,674	15,539	19,657	25,633	23,624	24,441	22,796	598	271
2014				15,840	14,379	12,157	10,699	11,653	12,230	11,467	595	180
2015					17,928	19,543	18,218	15,874	15,719	17,551	670	234
2016						26,530	18,465	23,487	30,410	36,149	2,033	284
2017							19,199	16,340	18,484	22,119	2,769	253
2018								16,884	17,394	20,803	4,075	219
2019									26,039	22,354	14,675	200
2020										70,469	67,850	189
Total										241,909		

	Cumulative Paid Losses and Allocated Loss Expenses, Net of Reinsurance									
	Years Ended December 31,									
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Coverage Year	Unaudited									
2011	$ 99	$ 716	$ 2,406	$ 3,680	$ 4,792	$ 6,370	$ 6,411	$ 6,425	$ 6,582	$ 6,636
2012		120	1,435	3,986	5,845	7,816	9,282	9,530	9,775	10,445
2013			178	1,522	4,450	10,523	13,725	18,859	19,562	20,529
2014				128	2,638	3,957	7,034	8,237	8,823	10,207
2015					170	1,831	4,976	8,750	12,752	13,676
2016						277	2,954	12,425	17,611	22,581
2017							178	2,444	6,256	9,301
2018								356	3,968	6,345
2019									181	1,385
2020										337
Total										101,442
All outstanding liabilities before 2011, net of reinsurance										591
Liabilities for losses and loss expenses, net of reinsurance										$ 141,058

35

NORCAL MUTUAL INSURANCE COMPANY
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands)

PPM RRG

	Incurred Losses and Allocated Loss Expenses, Net of Reinsurance										December 31, 2020	
	Years Ended December 31,											
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	IBNR	Cumulative Number of Reported Claims
Coverage Year					Unaudited							
2011	$ 20,097	$ 17,858	$ 16,071	$ 15,074	$ 13,757	$ 13,078	$ 12,471	$ 12,199	$ 11,793	$ 11,436	$ -	171
2012		17,052	16,959	16,300	16,365	15,348	13,896	13,425	12,687	12,671	80	161
2013			19,026	17,423	16,892	15,103	13,672	12,420	12,053	12,280	200	167
2014				17,269	15,267	15,113	13,465	11,996	10,302	9,721	119	147
2015					18,362	16,087	14,153	14,099	8,044	7,577	120	142
2016						17,760	17,538	17,235	17,879	14,698	460	180
2017							28,558	27,122	27,164	22,658	4,845	148
2018								20,745	25,770	25,769	5,407	164
2019									23,630	23,323	11,894	176
2020										20,847	14,352	122
Total										160,980		

	Cumulative Paid Losses and Allocated Loss Expenses, Net of Reinsurance									
	Years Ended December 31,									
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Coverage Year					Unaudited					
2011	$ 397	$ 2,349	$ 4,936	$ 7,355	$ 9,586	$ 10,722	$ 11,020	$ 11,199	$ 11,430	$ 11,436
2012		563	2,724	4,666	6,793	8,574	10,433	11,045	11,792	11,888
2013			618	2,666	5,092	7,456	9,017	9,858	10,201	10,467
2014				464	1,831	4,290	6,818	7,557	8,113	8,388
2015					368	1,743	3,317	4,634	5,587	5,748
2016						411	2,476	5,681	6,947	8,641
2017							333	5,039	6,962	8,163
2018								332	2,534	7,437
2019									455	1,546
2020										360
Total										74,074
All outstanding liabilities before 2011, net of reinsurance										1,704
Liabilities for losses and loss expenses, net of reinsurance										$ 88,610

36

NORCAL MUTUAL INSURANCE COMPANY
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands)

The following table presents a reconciliation of the net incurred and paid claims development tables to the liability for losses and loss expenses in our consolidated balance sheets:

	2020
Net outstanding liabilities:	
Claims made	$ 633,990
Occurrence/tail	141,058
PPM RRG	88,610
	863,658
Reinsurance recoverable:	
Claims made	68,644
Occurrence/tail	-
PPM RRG	16,900
	85,544
Unallocated loss adjustment expenses	51,061
Gross liability for losses and loss expenses	$ 1,000,263

The following table presents supplementary information about average historical claims payouts as of December 31, 2020:

	Average Annual Percentage Payout of Incurred Claims by Age, Net of Reinsurance Unauditeed									
Years	1	2	3	4	5	6	7	8	9	10
Claims Made	8.1%	25.6%	27.0%	15.1%	9.7%	3.8%	3.6%	1.3%	0.3%	0.2%
Occurrence	1.2%	11.8%	21.5%	18.3%	15.5%	12.5%	4.8%	2.7%	3.7%	0.4%
PPM RRG	3.7%	23.1%	25.1%	16.4%	13.3%	5.4%	3.4%	2.8%	0.7%	0.0%

(7) Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

37

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 38 Significant components of deferred tax assets and liabilities were as follows: In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future reversals of existing taxable temporary differences and the generation of future taxable income from tax planning strategies during the periods in which those temporary differences become deductible. As of December 31, 2020, and 2019, the Company established a valuation allowance of $17,678 and $14,878 respectively, the amounts it concluded were not more likely than not to be realized for each year. As of December 31, 2020, the Company is subject to examination in the U.S. federal jurisdiction for tax years ended December 31, 2017 through the present. As of December 31, 2020, the Company has not recorded a contingent liability for uncertain tax positions. There were no tax positions for which management believes it is reasonably possible that the total amount of tax contingencies will significantly increase or decrease within 12 months of the report date. As of December 31, 2020, the Company has federal net operating loss (NOL) carryovers of approximately $62,730, the majority of which is not scheduled to expire until 2040. 2020 2019 Deferred tax assets: Unpaid loss discount $ 16,034 13,053 Unearned premium adjustment 6,657 8,275 Premium deficiency reserve - 5,403 Compensation related 6,586 5,344 Tax basis intangible assets 5,742 4,050 Net operating loss carryover 13,173 20,908 Impairment of property and equipment - 2,100 Impairment losses on investments 1,481 1,438 Other 4,603 2,366 Total 54,276 62,937 Deferred tax liabilities: Deferred policy acquisition cost 2,450 2,631 Unrealized gains on investments 26,572 19,131 Unpaid loss discount - transition adjustment 3,729 4,475 Fixed Assets 1,406 1,440 Other 2,441 2,758 Total 36,598 30,435 Valuation allowance (17,678) (14,878) Deferred tax asset, net $ - 17,624

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 39 In response to the Coronavirus pandemic, the CARES Act was signed into law on March 27, 2020. The Act contains many provisions designed to provide relief to businesses and individuals. One of the key business provisions is the allowance of a 5-year NOL carryback. Under the Act the Company was able to carry back an additional $76,506 of NOL’s to the additional 3 years, which resulted in an increase in the current federal tax benefit of approximately $26,777.  Further, the ability to carryback a portion of the NOL’s to years with a higher tax rate than the current 21% tax rate, resulted in a benefit of $10,711. The Company recognizes interest and/or penalties related to income tax matters in income tax expense. Income tax expense or benefit for each of the years ended December 31, 2020 and 2019 consisted of the following: A reconciliation of “expected” income tax expense to actual income tax expense for each of the years ended December 31, 2020 and 2019 were as follows: 2020 2019 Current tax expense (benefit): Federal $ (26,716) (20,427) State 140 (196) Total (26,576) (20,623) Deferred tax expense (benefit): Federal 13,118 (8,513) State 898 (37) Total 14,016 (8,550) Total income tax benefit $ (12,560) (29,173) Year Ended 2020 2019 Computed "expected" tax benefit $ (3,512) (45,697) Tax-exempt interest and dividends received deduction (864) (934) Impairment of goodwill and other intangibles - 7,112 Tax rate benefit of NOL carryback (10,711) (4,327) Change in valuation allowance 2,800 14,878 State income tax expense (benefit), net of federal benefit 490 (184) Other (763) (21) Total income tax benefit $ (12,560) (29,173) Year Ended

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 40 (8) Commitments and Contingencies The Company is involved in various legal actions related to insurance policies and claims handling including, but not limited to, claims asserted by policyholders. These types of legal actions arise in the Company’s ordinary course of business and, in accordance with GAAP for insurance entities, are considered as a part of the Company’s loss reserving process, which is described in detail under the heading "Losses and Loss Expenses” in the Accounting Policies section of Note 1. The Company is involved in a number of operating leases for office space. These leases contain rent adjustment provisions for increases in property taxes and operating expenses and certain other lease incentives. The following is a schedule of future minimum lease payments for operating leases as of December 31, 2020: Rental expense incurred was $2,299 and $2,400 for the years ended December 31, 2020 and 2019, respectively. The Company has a five year renewal option for extension of the rental lease for San Francisco, CA and Mechanicsburg, PA locations. Austin, TX has the option of two renewal terms of 3 years each for extension of the rental lease. (9) Debt In 2019, the Company became a member of the Federal Home Loan Bank (FHLB) of Pittsburgh which grants the Company access to a flexible source of secured borrowing. There was no balance outstanding at December 31, 2019. Due to uncertainty of how the COVID-19 pandemic might affect premium collections in 2020, the Company elected to build a cash position in 2020 sufficient to support approximately two months of operating expenses. As a result, in March 2020, the Company borrowed a total principal amount of $60,000 and pledged assets to support this level of borrowing activity. The Company’s borrowings consisted of a $10,000 principal balance with a fixed interest rate of 0.87% and a $50,000 principal balance with a fixed interest rate of 0.77%, which were repaid in June 2020 and September 2020, respectively. Therefore, there was no balance outstanding at December 31, 2020. The maximum future borrowing capacity at December 31, 2020 is $10,745 with assets pledged to support such borrowing activity. 2021 $ 2,186 2022 1,765 2023 1,472 2024 475 2025 159 Thereafter - Total minimum lease payments $ 6,057

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 41 (10) Employee Benefit Plans The Company sponsors a defined benefit pension plan (“Plan”), which covers substantially all employees, with the exception of those that were previous employees of MIC and FDIC, employees of PPM RRG, as well as new hires after December 31, 2013. Benefits are based on years of service and the employee’s average of the highest five years of annual compensation. Annual contributions to the Plan are not less than the minimum funding standards set forth in the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended. The Company makes contributions to the Plan with the goal of ensuring that it is adequately funded to meet its future obligations. The Plan no longer has future service accruals or compensation increases because the Plan was frozen effective December 31, 2015. The Company offers an unfunded retiree postretirement health benefit to a grandfathered group of NORCAL executives from retirement date to age 65, and a life insurance benefit to substantially all employees at retirement. The postretirement benefit obligation, for measurement purposes, assumes a 7% annual rate of increase in the per capita cost of covered healthcare benefits and decreases gradually to 4.5% over seven years, and remains at that level thereafter. The Company uses December 31 as the measurement date for calculating its obligations related to the pension and postretirement plans. The accumulated benefit obligation for pension and postretirement benefits represents the present value of pension benefits earned as of December 31, based on service and compensation through December 31 of the respective year end. The accumulated benefit obligation of the Plan for combined vested and non-vested employees as of December 31, 2020 and 2019 was $115,872 and $104,949, respectively. The accumulated benefit obligation of the postretirement plan for combined vested and non-vested employees as of December 31, 2020 and 2019 was $2,976 and $2,754, respectively. The significant losses relating to the changes in the benefit obligation of the Plan and the postretirement plan for the 2020 and 2019 years were due to a decrease in the discount rate. The projected benefit obligation for pension benefits represents the present value of benefits earned as of December 31 for vested and non-vested employees. The following tables set forth the change in the projected benefit obligation for pension benefits and postretirement benefits for the years ended December 31: Pension Postretirement benefits benefits Change in projected benefit obligation: Benefit obligation at beginning of year $ 104,949 2,754 Service cost - 64 Interest cost 3,316 87 Actuarial loss 12,037 133 Benefits paid (4,430) (62) Benefit obligation at end of year $ 115,872 2,976 2020

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 42 The following tables set forth the change in the Plans’ assets for the years ended December 31: 2019 Pension Postretirement benefits benefits Change in projected benefit obligation: Benefit obligation at beginning of year $ 92,392 2,486 Service cost - 47 Interest cost 3,732 99 Actuarial loss 13,566 207 Benefits paid (4,741) (85) Benefit obligation at end of year $ 104,949 2,754 2020 Pension Postretirement benefits benefits Change in Plan assets: Fair value of Plan assets at beginning of year $ 107,589 - Actual return on Plan assets 13,418 - Employer contribution - 62 Benefits paid (4,430) (62) Fair value of Plan assets at end of year $ 116,577 - 2019 Pension Postretirement benefits benefits Change in plan assets: Fair value of Plan assets at beginning of year $ 93,552 - Actual return on Plan assets 18,778 - Employer contribution - 85 Benefits paid (4,741) (85) Fair value of Plan assets at end of year $ 107,589 -

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 43 The following tables set forth the funded status of the plans as of December 31: The following tables set forth the components of the net periodic benefit cost and other amounts recognized in other comprehensive income for the years ended December 31: 2020 Pension Postretirement benefits benefits Funded status (underfunded) $ 705 (2,976) Amounts recognized in consolidated balance sheet: Accrued benefit cost $ 705 (2,976) Amounts recognized in AOCI: Net actuarial loss $ 18,079 - 2019 Pension Postretirement benefits benefits Funded status (underfunded) $ 2,640 (2,754) Amounts recognized in consolidated balance sheet: Net pension asset (liability) $ 2,640 (2,754) Amounts recognized in AOCI: Net actuarial loss $ 14,539 -

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 44 2020 Pension Postretirement benefits benefits Components of net periodic (benefit) cost: Service cost $ - 64 Interest cost 3,316 87 Expected return on Plan assets (5,418) - Amortization of net loss (gain) 497 (55) Amortization of prior service cost - 94 Total net periodic (benefit) cost (1,605) 190 Other changes recognized in other comprehensive income: Net actuarial loss 4,037 - Reversal of amortization of net actuarial loss (497) - Total recognized in other comprehensive income 3,540 - Total recognized in net periodic cost and other comprehensive income $ 1,935 190 2019 Pension Postretirement benefits benefits Components of net periodic (benefit) cost: Service cost $ - 47 Interest cost 3,732 99 Expected return on Plan assets (4,667) - Amortization of net loss (gain) 839 (88) Amortization of prior service cost - 107 Total net periodic (benefit) cost (96) 165 Other changes recognized in other comprehensive income: Net actuarial gain (545) - Reversal of amortization of net actuarial loss (839) - Total recognized in other comprehensive income (1,384) - Total recognized in net periodic (benefit) cost and other comprehensive income $ (1,480) 165

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 45 The following tables set forth the change in amounts not yet recognized as components of the net periodic benefit cost: The following tables set forth the amounts expected to be recognized in the next fiscal year as components of the 2021 net periodic benefit cost: 2020 Pension Postretirement benefits benefits Items not yet recognized as a component of net periodic cost (benefit) – prior year $ 14,539 (657) Net loss 4,037 133 Amortization of net gain (loss) (497) 55 Amortization of prior service costs - (94) Items not yet recognized as a component of net periodic cost (benefit) – current year $ 18,079 (563) Amounts recognized in AOCI $ 18,079 - 2019 Pension Postretirement benefits benefits Items not yet recognized as a component of net periodic cost (benefit) – prior year $ 15,923 (846) Net loss (gain) (545) 207 Amortization of net gain (loss) (839) 88 Amortization of prior service costs - (106) Items not yet recognized as a component of net periodic cost (benefit) – current year $ 14,539 (657) Amounts recognized in AOCI $ 14,539 - Pension Postretirement benefits benefits Net prior service cost $ - - Net loss (gain) 897 (32) $ 897 (32)

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 46 The weighted average assumptions used to determine the net periodic benefit cost for the years ended December 31 were as follows: The weighted average assumptions used to determine the projected benefit obligation as of December 31 were as follows: The long-term rate of return is based on the anticipated returns that will be earned by the portfolio over the long term. The expected return is influenced, but not determined, by historical portfolio performance. The Company has engaged a certified investment adviser to manage the Plan’s assets. The investment strategy is to build an efficient, well diversified portfolio based on a long-term strategic outlook of the investment markets. The investment markets outlook utilizes both historically based and forward-looking return forecasts to establish future return expectations for various asset classes. These return expectations are used to develop a core asset allocation based on the specific needs of the Plan. The core asset allocation 2020 Pension Postretirement benefits benefits Weighted average assumptions: Discount rate 3.25% 3.25 % Expected return on plan assets 5.25 — 2019 Pension Postretirement benefits benefits Weighted average assumptions: Discount rate 4.17% 4.17 % Expected return on plan assets 5.25 — 2020 Pension Postretirement benefits benefits Weighted average assumptions: Discount rate 2.50% 2.50% 2019 Pension Postretirement benefits benefits Weighted average assumptions: Discount rate 3.25% 3.25%

NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 47 utilizes investment portfolios of various asset classes and multiple investment managers to help maximize the Plan’s return, while providing multiple layers of diversification to help minimize risk. The pension plan’s weighted average actual and target allocations, by asset category as of December 31, were as follows: The fair values of the assets in the Plan, by asset category as of December 31, were as follows: 2020 Actual Target allocation allocation Equity securities 16% 14 % Fixed maturities 78 80 Real estate 6 6 Total 100% 100% 2019 Actual Target allocation allocation Equity securities 15% 14 % Fixed maturities 79 80 Real estate 6 6 Total 100% 100 % Total Level 1 Level 2 Level 3 Large cap equity $ 11,167 11,167 - - Mid cap equity 736 736 - - Small cap equity 307 307 - - International equity 6,715 - 6,715 - Corporate and government debt 91,121 - 91,121 - Real estate 6,532 - - 6,532 Total $ 116,578 12,210 97,836 6,532 2020

NORCAL MUTUAL INSURANCE COMPANY
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands)

	2019			
	Total	Level 1	Level 2	Level 3
Large cap equity	$ 9,336	9,336	-	-
Mid cap equity	787	787	-	-
Small cap equity	337	337	-	-
International equity	5,702	-	5,702	-
Corporate and government debt	84,944	-	84,944	-
Real estate	6,483	-	-	6,483
Total	$ 107,589	10,460	90,646	6,483

Based on current data and assumptions as of December 31, 2020, the following benefit payments, which reflect expected future service, are expected to be paid in future periods:

	Pension benefits	Postretirement benefits
2021	$ 6,640	140
2022	5,680	160
2023	6,270	130
2024	5,720	150
2025	6,050	110
Years 2026–2030	31,970	740
Total	$ 62,330	1,430

Annual contributions to the Pension Plan are not less than the minimum funding standards set forth in the Employee Retirement Income Security Act of 1974, as amended. The Company makes contributions to the Pension Plan with the goal of assuring that it is adequately funded to meet the future obligations of the Plan. The Company did not contribute in 2020 or 2019 and does not plan to contribute in 2021.

The Company also sponsors a 401(k) Plan, which covers all employees, except employees of PIS/PPM RRG. Eligible participants of the 401(k) plan may defer up to 100% of their annual compensation, subject to ERISA limits. In addition, the 401(k) plan includes a company match that is 100% up to 5% of employee deferrals as well as an annual company contribution to all eligible participants that is equal to 3% of eligible compensation. All eligible participants of the Plan were eligible to receive the annual company contribution for the 2020 and 2019 plan years. NORCAL's total expense for the company match and annual company contribution to the 401(k) plan was $2,465 and $2,221 in 2020 and 2019, respectively.

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NORCAL MUTUAL INSURANCE COMPANY Notes to Consolidated Financial Statements December 31, 2020 and 2019 (In thousands) 49 (11) Other Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss) The balances of, and changes in, each component of AOCI as of December 31, 2020 and 2019 were as follows: Available-for- sale securities Rabbi Trust Defined benefit pension and postretirement plans Total GROSS AOCI, January 1, 2019 $ 2,173 - (15,923) (13,750) Other comprehensive income 48,799 - 545 49,344 Amounts reclassified from AOCI (6,075) - 839 (5,236) Net current period OCI 42,724 - 1,384 44,108 AOCI, December 31, 2019 44,897 - (14,539) 30,358 Other comprehensive income 32,533 - (4,037) 28,496 Amounts reclassified from AOCI (11,801) - 497 (11,304) Net current period OCI 20,732 - (3,540) 17,192 AOCI, December 31, 2020 $ 65,629 - (18,079) 47,550

NORCAL MUTUAL INSURANCE COMPANY
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands)

TAX		Available-for-sale securities	Rabbi Trust	Defined benefit pension and postretirement plans	Total
AOCI, January 1, 2019	$	457	1	(3,344)	(2,886)
Other comprehensive income		10,257	-	115	10,372
Amounts reclassified from AOCI		(1,276)	-	177	(1,099)
Net current period OCI		8,981	-	292	9,273
AOCI, December 31, 2019		9,438	1	(3,052)	6,387
Other comprehensive income		6,832	-	(848)	5,984
Amounts reclassified from AOCI		(2,478)	-	105	(2,373)
Net current period OCI		4,354	-	(743)	3,611
AOCI, December 31, 2020	$	13,792	1	(3,795)	9,998

NET		Available-for-sale securities	Rabbi Trust	Defined benefit pension and postretirement plans	Total
AOCI, January 1, 2019	$	1,716	(1)	(12,579)	(10,864)
Other comprehensive income		38,542	-	430	38,972
Amounts reclassified from AOCI		(4,799)	-	662	(4,137)
Net current period OCI		33,743	-	1,092	34,835
AOCI, December 31, 2019		35,459	(1)	(11,487)	23,971
Other comprehensive income		25,701	-	(3,189)	22,512
Amounts reclassified from AOCI		(9,323)	-	392	(8,931)
Net current period OCI		16,378	-	(2,797)	13,581
AOCI, December 31, 2020		51,837	(1)	(14,284)	37,552

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NORCAL MUTUAL INSURANCE COMPANY
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands)

At December 31, 2020 and 2019, tax effects were computed using the enacted federal corporate tax rate of 21%.

(12) Statutory Accounting and Dividend Restrictions

The Company's U.S. insurer subsidiaries are required to file statutory financial statements with state insurance regulatory authorities, prepared based upon Statutory Accounting Principles ("SAP") prescribed or permitted by regulatory authorities. The Company did not use any prescribed or permitted SAP that differed from the National Association of Insurance Commissioners' ("NAIC") SAP at December 31, 2020 or 2019. Differences between net income (loss) prepared in accordance with GAAP and statutory net income (loss) are principally due to: (a) policy acquisition and other costs which are deferred under GAAP but expensed for statutory purposes (b) certain deferred income taxes which are recognized under GAAP but are not recognized for statutory purposes, (c) changes in unrealized holding gains (losses) on equity securities, d) accounting for goodwill and intangible assets and (e) account balances and transactions involving non-insurer stock subsidiaries.

The NAIC specifies risk-based capital requirements for property and casualty insurers. At December 31, 2020, actual statutory capital and surplus for each of the insurance subsidiaries exceeded the regulatory requirements. Net earnings (loss) and capital and surplus of the insurance subsidiaries on a statutory basis are shown in the following table.

	Statutory net (loss)		Statutory capital and surplus	
	2020	2019	2020	2019
$	(9,790)	(211,137)	566,157	575,666

Pursuant to regulatory requirements, the maximum ordinary dividend that NSIC, MIC and FDIC each may pay to its parent (NMIC) is limited to the greater of 10% of the statutory surplus at the end of the preceding calendar year or the statutory net income of the preceding calendar year, and can only be paid from earned surplus, as defined by the state domicile. Accordingly, in 2021, NORCAL Specialty, Medicus, and FD could pay dividends to NORCAL of $5,164, $612, and $1,230, respectively, without the prior approval of their respective department of insurance.

(13) Subsequent Events

The Company has evaluated events and transactions that occurred subsequent to December 31, 2020 through March 9, 2021, the date the financial statements were available to be issued, for potential recognition and disclosure. No events or transactions met the definition of a recognized or non-recognized subsequent event within the scope of ASC 855, Subsequent Events.

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